                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CARNIVAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Arnaldo Perez, Esq.
                           Assistant General Counsel
                              Carnival Corporation
                             3655 N.W. 87th Avenue
                           Miami, Florida 33178-2428
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(j)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
- ---------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              CARNIVAL CORPORATION
                              3655 NW 87TH AVENUE
                           MIAMI, FLORIDA 33178-2428
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1995

                               ------------------

To the Shareholders of CARNIVAL CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Carnival Corporation (the "Company") will be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida at 11 A.M. on April 17, 1995. Shareholders who desire to attend the Annual Meeting should mark the appropriate box on the enclosed proxy card. Persons who do not indicate attendance at the Annual Meeting on the proxy card will be required to present acceptable proof of stock ownership for admission to the meeting.

     The Annual Meeting will be held for the following purposes:

          1. To elect thirteen directors to serve until the next annual meeting and until their successors have been duly elected and qualified;

          2. To approve an amendment to the Amended and Restated Articles of Incorporation of the Company to clarify the ability of the Company to sell less than all or substantially all of the assets of the Company without shareholder approval.

          3. To approve amendments to the Carnival Cruise Lines 1992 Stock Option Plan;

          4. To ratify the selection of Price Waterhouse as independent accountants for the Company for the fiscal year ending November 30, 1995 and

          5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 28, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL IN, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                              By Order of the Board of Directors

                                              ALAN R. TWAITS
                                              Secretary

March 15, 1995

                              CARNIVAL CORPORATION
                              3655 NW 87TH AVENUE
                           MIAMI, FLORIDA 33178-2428
                               ------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1995
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carnival Corporation (the "Company") from holders of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), for use at the Annual Meeting of Shareholders to be held on April 17, 1995, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. The first mailing of the proxy material to the holders of Class A Common Stock is expected to be made on March 15, 1995.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of the four directors named elsewhere in this Proxy Statement as nominees of the Class A Common Stock and in favor of each other proposal set forth in the Notice of Annual Meeting. Abstentions and "non-votes" are counted as present in determining the existence of a quorum. Abstentions and "non-votes" will not have the effect of votes in opposition to a director or "no" votes on proposals 2, 3, and 4. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. All outstanding shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are beneficially owned by The Micky Arison 1994 "B" Trust, a United States trust whose primary beneficiary is Micky Arison (the "B Trust") and, therefore, the Company is not soliciting proxies in respect of the Class B Common Stock.

     Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Shareholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person.

     The Board of Directors has fixed February 28, 1995 as the record date for determining the shareholders who are entitled to notice of and to vote at the Annual Meeting. At the close of business on January 31, 1995, the Company had outstanding 227,655,157 shares of Class A Common Stock, and 54,957,142 shares of Class B Common Stock. Holders of such shares are entitled to vote at the Annual Meeting in the manner described in the next section.

     On December 14, 1994, a two-for-one stock split was effected whereby one additional share of Class A and Class B Common Stock was issued for each such share outstanding to shareholders of record on November 30, 1994. All share data appearing in this Proxy Statement has been adjusted for the stock split.

                                     VOTING

     Holders of record of Class A Common Stock and Class B Common Stock at the close of business on February 28, 1995, are entitled to vote at the Annual Meeting as follows:

          1. Holders of Class A Common Stock are entitled to elect four of the thirteen directors to be elected at the Annual Meeting. In electing these directors, such holders are entitled to one vote for each share held. Ted Arison, the founder of the Company, certain members of the Arison family and trusts for the benefit of Mr. Arison's children (collectively, the "Principal Class A Shareholders"), beneficially own shares representing approximately 56% of the voting power of the Class A Common Stock and have informed the Company that they intend to cause all such shares to be voted in favor of the four nominees named elsewhere in this Proxy Statement, thereby ensuring their election. See "Certain Beneficial Owners" below.

          2. Holders of Class B Common Stock are entitled to elect nine directors at the Annual Meeting. In electing these directors, such holders are entitled to one vote for each share held. The B Trust beneficially owns all of the outstanding shares of the Class B Common Stock. Micky Arison, the Chairman and Chief Executive Officer of the Company, has the sole right to vote and direct the sale of the Class B Common Stock held by the B Trust, subject, during Ted Arison's lifetime, to the consent of the trustee of the B Trust. Micky Arison, with the consent of the trustee of the B Trust, has informed the Company that he intends to cause all such shares to be voted in favor of the nine nominees named elsewhere in this Proxy Statement, thereby ensuring their election. See "Certain Beneficial Owners" below.

          3. On all other matters to come before the Annual Meeting, holders of Class A Common Stock are entitled to one vote for each share held and holders of Class B Common Stock are entitled to five votes for each share held. The Principal Class A Shareholders and the B Trust (collectively, the "Principal Shareholders") beneficially own shares of Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") such that they control 80.1% of the aggregate voting power of all shares entitled to vote and will be able to determine the outcome of all matters submitted to vote of the shareholders. The Principal Shareholders have informed the Company that they intend to cause such shares to be voted in favor of Proposals
     (2), (3), and (4) listed in the accompanying Notice of Meeting, thereby ensuring the adoption thereof.

CERTAIN BENEFICIAL OWNERS

     Set forth below is information concerning the share ownership of all persons known by the Company to be the beneficial owners of 5% or more of the 227,655,157 shares of Class A Common Stock and the 54,957,142 shares of Class B Common Stock outstanding as of January 31, 1995, each executive officer of the Company named in the Summary Compensation Table which appears elsewhere in this Proxy Statement, each director of the Company and all directors and executive officers as a group. See footnotes (2) and (3) below for a description of the group comprised of members of the Arison family and other persons and entities affiliated with them.

                                           NUMBER OF                         NUMBER OF
                                           SHARES OF          PERCENT OF     SHARES OF        PERCENT OF     PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL         CLASS A            CLASS A        CLASS B          CLASS B       ALL COMMON
     OWNERS OR IDENTITY OF GROUP(1)       COMMON STOCK       COMMON STOCK   COMMON STOCK     COMMON STOCK      STOCK
- ----------------------------------------- ------------       ------------   ------------     ------------   ------------
Micky Arison.............................  28,783,812(2)(4)      12.6%       54,957,142(3)        100%          29.6%(3)
Ted Arison...............................  92,089,600(2)(5)      40.5%               --            --           32.6%
  Europe House
  37 Shaul Hamelech Blvd.
  Tel Aviv, Israel 64928
JMD Delaware, Inc........................          --              --        54,957,142(3)        100%          19.4%
  as Trustee for The Micky Arison
  1994 "B" Trust
  1201 North Market Street
  Wilmington, DE 19899
A.H.W. Limited...........................   3,511,354(2)          1.5%               --            --            1.2%
  as Trustee for the Shari Arison
  Irrevocable
  Guernsey Trust
  c/o Baring Brothers (Guernsey) Limited
  P.O. Box 71
  Arnold House, St. Julian's Avenue
  St. Peter Port
  Guernsey Channel Islands GY1-3DA
Arison Foundation, Inc...................   3,600,000(2)(6)       1.6%               --            --            1.3%
  3655 N.W. 87th Avenue
  Miami, FL 33178

                                           NUMBER OF                         NUMBER OF
                                           SHARES OF          PERCENT OF     SHARES OF        PERCENT OF     PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL         CLASS A            CLASS A        CLASS B          CLASS B       ALL COMMON
     OWNERS OR IDENTITY OF GROUP(1)       COMMON STOCK       COMMON STOCK   COMMON STOCK     COMMON STOCK      STOCK
- ----------------------------------------- ------------       ------------   ------------     ------------   ------------
Baring Brothers (Guernsey)...............   9,400,000(2)          4.1%               --            --            3.3%
  Limited, as Trustee for the Ted Arison
  Family Holding Trust No. 2
  Arnold House, St. Julian's Avenue,
  St. Peter Port
  Guernsey Channel Islands GY1-3DA
Baring Brothers (Guernsey)...............  15,042,858(7)          6.6%               --            --            5.3%
  Limited, as Trustee for the Ted Arison
  1994
  Irrevocable Trust For Shari No. 1
  Arnold
  House, St. Julian's Avenue, St. Peter
  Port
  Guernsey Channel Islands GY1-3DA
Baring Brothers (Guernsey)...............   8,000,000(2)          3.5%               --            --            2.8%
  Limited, as Trustee for the Ted Arison
  1994
  Cash Trust Arnold House, St. Julian's
  Avenue, St. Peter Port
  Guernsey Channel Islands GY1-3DA
Kentish Limited..........................  15,042,858(7)          6.6%               --            --            5.3%
  c/o Baring Brothers (Guernsey) Limited,
  Arnold House St. Julian's Avenue,
  St. Peter Port
  Guernsey Channel Islands GYI-3DA
Royal Bank of Scotland...................   2,000,000(2)            *                --            --              *
  Trust Company as Trustee for the Ted
  Arison 1992 Irrevocable Trust for Micky
  P.O. Box 298
  Capital House Building
  Bath Street
  St. Helier, Jersey JE47TL
Royal Bank of Scotland...................   1,800,000(2)            *                --            --              *
  Trust Company as Trustee for the Ted
  Arison 1992 Irrevocable Trust for Shari
  P.O. Box 298
  Capital House Building
  Bath Street
  St. Helier, Jersey JE47TL
Royal Bank of Scotland...................   2,000,000(2)            *                --            --              *
  Trust Company as Trustee for the Ted
  Arison 1992 Irrevocable Trust for Lin
  No. 2
  P.O. Box 298
  Capital House Building
  Bath Street
  St. Helier, Jersey JE47TL
Royal Bank of Scotland...................   2,000,000(2)            *                --            --              *
  Trust Company as Trustee for the Ted
  Arison Charitable Trust
  P.O. Box 298
  Capital House Building
  Bath Street
  St. Helier, Jersey JE47TL
TAF Management Company...................   2,379,505(2)          1.0%               --            --              *
  as Trustee of the Continued Trust
  for Micky Arison
  1201 N. Market Street
  Wilmington, Delaware 19899

                                           NUMBER OF                         NUMBER OF
                                           SHARES OF          PERCENT OF     SHARES OF        PERCENT OF     PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL         CLASS A            CLASS A        CLASS B          CLASS B       ALL COMMON
     OWNERS OR IDENTITY OF GROUP(1)       COMMON STOCK       COMMON STOCK   COMMON STOCK     COMMON STOCK      STOCK
- ----------------------------------------- ------------       ------------   ------------     ------------   ------------
TAF Management Company...................   2,379,505(2)          1.0%               --            --              *
  as Trustee of the Continued Trust for
  Shari
  Arison Dorsman
  1201 N. Market Street
  Wilmington, Delaware 19899
TAF Management Company...................   2,379,505(2)          1.0%               --            --              *
  as Trustee of the Continued Trust for
  Michael Arison
  1201 N. Market Street
  Wilmington, Delaware 19899
TAF Management Company...................   3,000,000(2)          1.3%               --            --            1.1%
  as Trustee for the Marilyn B. Arison
  Irrevocable Delaware Trust
  1201 N. Market Street
  Wilmington, Delaware 19899
TAMMS Investment Company.................   2,332,458(2)          1.0%               --            --              *
  Limited Partnership
  1201 N. Market Street
  Wilmington, DE 19899
TAMMS Management Corporation.............   2,332,458(2)          1.0%               --            --              *
  1201 N. Market Street
  Wilmington, DE 19899
James M. Dubin...........................          --              --        54,957,142(3)        100%          19.4%
  c/o Paul, Weiss, Rifkind, Wharton
  & Garrison
  1285 Avenue of the Americas
  New York, New York 10019-6064
Andrew H. Weinstein......................  28,732,727(2)(8)      12.6%               --            --           10.2%
  701 Brickell Avenue,
  30th Floor
  Miami, FL 33131
Robert H. Dickinson......................     347,146               *                --            --              *
Howard S. Frank..........................     165,808               *                --            --              *
A. Kirk Lanterman........................     157,340               *                --            --              *
  Holland America Line
  300 Elliott Avenue West
  Seattle, WA 98119
Meshulam Zonis...........................     258,975               *                --            --              *
Maks L. Birnbach.........................      25,200(9)            *                --            --              *
  c/o Full cut Manufacturers, Inc.
  580 Fifth Avenue
  New York, NY 10036
Ambassador Richard G. Capen, Jr..........      10,200(10)           *                --            --              *
  6077 San Elijo
  Rancho Santa Fe, CA 92067
Harvey Levinson..........................     219,514(11)           *                --            --              *
  3915 Biscayne Boulevard
  Miami, FL 33137
Modesto A. Maidique......................      10,000(12)           *                --            --              *
  Florida International University
  Office of the President
  University Park Campus
  Miami, Florida 33199

                                           NUMBER OF                         NUMBER OF
                                           SHARES OF          PERCENT OF     SHARES OF        PERCENT OF     PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL         CLASS A            CLASS A        CLASS B          CLASS B       ALL COMMON
     OWNERS OR IDENTITY OF GROUP(1)       COMMON STOCK       COMMON STOCK   COMMON STOCK     COMMON STOCK      STOCK
- ----------------------------------------- ------------       ------------   ------------     ------------   ------------
William S. Ruben.........................      21,000(13)           *                --            --              *
  40 E. 88th Street
  Apt 10F
  New York, NY 10128
Stuart Subotnick.........................      60,000(14)           *                --            --              *
  c/o Metromedia Company
  Meadowlands Plaza
  East Rutherford, NJ 07094
Sherwood M. Weiser.......................      23,000(15)           *                --            --              *
  c/o The Continental Companies
  3250 Mary Street
  Coconut Grove, FL 33131
Uzi Zucker...............................      40,000(16)           *                --            --              *
  Bear Stearns & Co., Inc.
  245 Park Avenue
  New York, NY 10167
All directors and officers as a group
  (13 persons)...........................  30,121,995            13.2%       54,957,142           100%          30.1%

- ---------------

   * Less than one percent.
 (1) The address of each person named, unless otherwise noted, is 3655 NW 87 Avenue, Miami, Florida 33178-2428.
 (2) Ted Arison, Micky Arison and the other Arison family entities named that own shares of Class A Common Stock have filed a joint statement on Schedule 13D with respect to the shares of Class A Common Stock held by such persons.
     The instruments governing the following trusts provide Ted Arison and Micky Arison with certain voting and dispositive rights: The Ted Arison Family Holding Trust No. 2, the Ted Arison 1992 Irrevocable Trust for Micky, the Ted Arison 1992 Irrevocable Trust for Shari, the Ted Arison 1992 Irrevocable Trust for Lin No. 2 and the Ted Arison 1994 Cash Trust. Because of such voting and dispositive rights, Ted Arison may be deemed to beneficially own all of the 23,200,000 shares of Class A Common Stock held by such trusts and Micky Arison may be deemed to beneficially own 23,200,000 of such shares. However, both Ted Arison and Micky Arison disclaim beneficial ownership of such shares.
     TAMMS Investment Company, Limited Partnership ("TAMMS") owns 2,332,458 shares of Class A Common Stock. TAMMS' general partners are Ted Arison and TAMMS Management Corporation ("TAMMS Corp."), which is wholly owned by Ted Arison. TAMMS' limited partners are various trusts established for the benefit of certain members of Ted Arison's family, including Micky Arison (the "Family Trusts"). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 2,332,458 shares of Class A Common Stock. By virtue of their interests in TAMMS, each of Ted Arison, Micky Arison and TAF Management Company and A.H.W. Limited, as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 2,332,458 shares of Class A Common Stock held by TAMMS which corresponds to their respective partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to their names in the table above. Because of his controlling interest in TAMMS (through TAMMS Corp.), Ted Arison may be deemed to beneficially own all of the 2,332,458 shares of Class A Common Stock owned by TAMMS; however, Ted Arison disclaims beneficial ownership of 1,810,364 of such shares, which are beneficially owned by the other partners of TAMMS, except those owned by the TAMMS Corp. Because of his position as President of TAMMS Corp., Micky Arison may be deemed to beneficially own the 2,332,458 shares of Class A Common Stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of all of such shares which are beneficially owned by the other limited partners of TAMMS or by TAMMS Corp.
 (3) In September 1994, the B Trust acquired all of the outstanding shares of Class B Common Stock from Ted Arison and TAMMS in a series of related transactions. Under the terms of the instrument governing the B Trust, Micky Arison has the sole right to vote and direct the sale of the Class B Common Stock held by the B Trust, subject during Ted Arison's lifetime to the consent of the trustee of the B Trust. The trustee of the B Trust is a corporation wholly-owned by James M. Dubin. Mr. Dubin may be deemed to be the beneficial owner of the Class B Common Stock held by the B Trust.
 (4) Includes (i) 23,200,000 shares of Class A Common Stock held by certain foreign trusts organized for the benefit of members of the Arison family (see Note 2 above) and (ii) 2,332,458 shares of Class A Common Stock held by TAMMS (see Note 2 above) all of which may be deemed to be beneficially owned by Micky Arison. However, Micky Arison disclaims beneficial ownership of all such shares.
 (5) Includes (i) 23,200,000 shares of Class A Common Stock held by certain foreign trusts organized for the benefit of members of the Arison family (see Note 2 above) and (ii) 1,810,364 shares of Class A Common Stock held by TAMMS (see Note 2 above) all of which may be deemed to be beneficially owned by Ted Arison. However, Ted Arison disclaims beneficial ownership of all such shares.
 (6) Shari Arison, Ted Arison's daughter, is President of the Arison Foundation, Inc. (the "Foundation"). The Foundation is directed by six trustees, a majority of whom are affiliates of Ted Arison. Ted Arison disclaims beneficial ownership of the 3,600,000 shares owned by the Foundation.
 (7) Kentish Limited, an Isle of Man Corporation, is the protector of the Ted Arison Irrevocable Trust for Shari No. 1 and has certain voting and dispositive rights with respect to the Class A Common Stock held by such trust.
 (8) By virtue of being the sole shareholder of TAF Management Company, A.H.W. Limited and Kentish Limited, Andrew H. Weinstein may be deemed to own the aggregate of 28,732,727 shares beneficially owned by such entities.
 (9) Includes 1,600 shares owned by Mr. Birnbach's children and 2,000 shares owned by Mr. Birnbach as trustee for his children, 3,000 shares owned by Estate of Norman Salit (Mr. Birnbach is trustee of the estate), and 2,000 shares owned by Fullcut Manufacturers Inc. Employee Pension Fund (Mr. Birnbach is the trustee of such fund), as to which he disclaims beneficial ownership. Also includes stock options to acquire 10,000 shares of Class A Common Stock.
(10) Includes 10,000 shares of Class A Common Stock issuable to Ambassador Capen upon his exercise of stock options granted to him in April 1994. Also includes 200 shares of Class A Common Stock owned by Ambassador Capen's wife as to which he disclaims beneficial ownership.
(11) Includes 25,806 shares owned by Mr. Levinson's wife as to which he disclaims beneficial ownership.
(12) Represent shares of Class A Common Stock issuable to Dr. Maidique upon the exercise of stock options granted to him in April 1994.
(13) Includes 20,000 shares of Class A Common Stock issuable to Mr. Ruben upon his exercise of stock options granted to him in April 1994.
(14) Includes 20,000 shares of Class A Common Stock issuable to Mr. Subotnick upon his exercise of stock options granted to him in April 1994. Also includes 20,000 shares owned by Mr. Subotnick's wife as to which he disclaims beneficial ownership.
(15) Includes 20,000 shares of Class A Common Stock issuable to Mr. Weiser upon his exercise of stock options granted to him in April 1994. Also includes 2,000 shares owned by Mr. Weiser's wife as to which he disclaims beneficial ownership.
(16) Includes 20,000 shares of Class A Common Stock issuable to Mr. Zucker upon his exercise of stock options granted to him in April 1994.

TRANSFER RESTRICTIONS

     The B Trust is a party to an amended and restated shareholders agreement with the Company and certain other parties pursuant to which the B Trust may not voluntarily transfer its shares of Class B Common Stock until July 1, 1997, except under certain conditions designed to ensure, to the extent feasible, that the transfer will not affect the Company's controlled foreign corporation ("CFC") status. In addition, until such date, pursuant to the shareholder's agreement, the B Trust may not cause the Company to authorize or issue any securities, if after giving effect to the issuance thereof and to any related transactions, the Company would cease to be a CFC. The B Trust also may not convert its shares of Class B Common Stock into Class A Common Stock until July 1, 1997.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be paid by the Company. The Company will make arrangements with brokerage firms, custodians and other fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their mailing and related expenses.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, thirteen directors are to be elected to serve until the next annual meeting and until their successors are elected and have qualified. It is the intention of the persons named in the proxy hereby solicited to vote for the election of the four nominees of the Class A Common Stock named below, unless otherwise specified in the proxy. Each nominee currently serves as a director of the Company. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees and for such substitute nominees as the Board of Directors may designate.

     Set forth below are the names of the nominees for the four director positions to be elected by the holders of Class A Common Stock and the nominees for the nine director positions to be elected by the holder of Class B Common Stock. With respect to each nominee, the information presented includes such person's age, the month and year in which such person first became a director, any other position held with the Company, such person's principal occupations during the past five years and any directorships held by such nominee in public or certain other companies. Information about each nominee's ownership of equity securities of the Company appears elsewhere in this Proxy Statement.

     The election of each of the nominees to the Board of Directors requires the approval of the majority of the votes cast at the Annual Meeting and entitled to vote thereon.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

                         NOMINEES TO BE ELECTED BY THE
                        HOLDERS OF CLASS A COMMON STOCK

     William S. Ruben, age 67, has been a director since July 1987. Since April 1989, Mr. Ruben has been the President and sole shareholder of William Ruben, Inc., a consulting firm based in New York. From 1983 to January 1988, he was President and Chief Executive Officer of Bonwit Teller. Mr. Ruben is Chairman of the Board of Directors of Sales Service America, Inc., a public corporation headquartered in Alexandria, Virginia. Mr. Ruben is a member of the Audit Committee of the Board of Directors.

     Stuart Subotnick, age 53, has been a director since July 1987. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He was a director of Metromedia Inc., a predecessor company, from 1982 and its Executive Vice President from 1986. Prior to 1986, Mr. Subotnick was Senior Vice President -- Finance of Metromedia Inc. from October 1983 and a member of the Office of the President from 1982. He is a director of Orion Pictures Corporation and LDDS, Inc. Mr. Subotnick is Chairman of the Audit Committee of the Board of Directors.

     Sherwood M. Weiser, age 64, has been a director since July 1987. Mr. Weiser has been, since March 1994, Chairman of the Board and Chief Executive Officer of CHC International, Inc. (d/b/a Carnival Hotels and Casinos). See "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation" for more information regarding Carnival Hotels and Casinos. From 1970 to March 1994, Mr. Weiser served as the Chairman and Chief Executive Officer of The Continental Companies, a diversified real estate development company engaged primarily in hotel development and management. Mr. Weiser is a director of United National Bank and a trustee of the University of Miami. Mr. Weiser is a member of the Nominating Committee and Chairman of the Compensation Committee and Plan Administration Committee of the Board of Directors.

     Uzi Zucker, age 59, has been a director since July 1987. Mr. Zucker joined Bear, Stearns & Co. in 1967 and was a Limited Partner until 1982 and has been a General Partner thereafter. Mr. Zucker has been a Managing Director of Bear, Stearns & Co. Inc. ("Bear, Stearns") since 1985. He is a director of The Bear Stearns Companies Inc., Conair Corporation, Jerusalem Economic Corporation Ltd., Alliance Tire Company Ltd., Industrial Buildings Corporation Ltd., TNUPort Ltd. and Titan Pharmaceuticals, Inc. Mr. Zucker is Chairman of the Nominating Committee of the Board of Directors and a member of the Compensation Committee and Plan Administration Committee of the Board of Directors.

                         NOMINEES TO BE ELECTED BY THE
                      HOLDERS OF THE CLASS B COMMON STOCK

     Micky Arison, age 45, has been Chairman of the Board of Directors since October 5, 1990 and a director since June 1987. He has been Chief Executive Officer of the Company since 1979. Micky Arison is Chairman of the Executive Committee and a member of the Compensation Committee of the Board of Directors. He is Ted Arison's son. He served on the Board of Directors of Ensign Bank, FSB until August 31, 1990. On that date, the Office of Thrift Supervision ("OTS") appointed the Resolution Trust Corporation ("RTC") receiver of Ensign Bank.

     Robert H. Dickinson, age 52, has been a director since June 1987. Mr. Dickinson was Senior Vice President -- Sales and Marketing of the Carnival Cruise Lines division of the Company ("CCL") from 1979 through May 1993. Since May 1993, Mr. Dickinson has served as President and Chief Operating Officer of CCL.

     Howard S. Frank, age 53, has been a director since April 1992 and Chief Financial Officer and Chief Accounting Officer of the Company since July 1, 1989. Mr. Frank was appointed Vice Chairman of the Company in October 1993. From July 1975 through June 1989, he was a partner with Price Waterhouse. Mr. Frank is a member of the Executive Committee of the Board of Directors.

     A. Kirk Lanterman, age 63, is a Certified Public Accountant and has been a director since April 1992 and President and Chief Executive Officer of Holland America Line-Westours Inc. since January 1989. From 1983 to January 1989, he was President and Chief Operating Officer of Holland America Line-Westours Inc. From 1979 to 1983, he was President of Westours which merged in 1983 with Holland America Line.

     Meshulam Zonis, age 61, has been a director since June 1987. Mr. Zonis has been Senior Vice President -- Operations of CCL since 1979.

     Maks L. Birnbach, age 75, has been a director since July 1990. Mr. Birnbach has been the owner and Chairman of the Board of Fullcut Manufacturers Inc., a New York wholesale importer and exporter of diamonds, for over 40 years. Mr. Birnbach is also a director of the Diamond Manufacturers and Importers Association located in New York. He is the governor of the Weizmann Institute for Science. He served on the Board of Directors of Ensign Bank, FSB, until a receiver was appointed for Ensign Bank, as described above. Mr. Birnbach is a member of the Executive Committee of the Board of Directors.

     Ambassador Richard G. Capen, Jr., age 60, was elected to the Board of Directors in 1994. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the Board of Directors of the Wackenhut Corporation and the Economy Fund and Smallcap Fund of the Capital Group.

     Harvey Levinson, age 65, has been a director since June 1987. Mr. Levinson was Senior Vice President and Treasurer of the Company from 1979 through June 1989. Since he resigned from his position as Senior Vice President and Treasurer in June 1989, Mr. Levinson continued to work as an employee of the Company until January 1995. Mr. Levinson serves in various executive positions in other companies owned by Ted Arison. He served on the Board of Directors of Ensign Bank, FSB, until a receiver was appointed for Ensign Bank, as described above. He is a member of the Audit Committee of the Board of Directors.

     Modesto A. Maidique, age 54, was elected to the Board of Directors in 1994. He has been President of Florida International University ("FIU") since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, President and Chief Executive Officer of Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

SECTION 16(A) REPORTING DELINQUENCIES

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year and upon written representations from persons known to the Company to be subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "reporting person") that no Form 5 is required to be filed for such reporting person, the following persons failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 1994: Gerald R. Cahill, Vice President -- Finance, filed one late report.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended November 30, 1994, the Board of Directors held a total of four meetings. The Board of Directors has established standing Executive, Audit, Nominating, Compensation and Plan Administration Committees. During the fiscal year ended November 30, 1994, a quorum of directors was present at each meeting of the Board and of the Committees. During the fiscal year ended November 30, 1994, except for Modesto A. Maidique, no incumbent director was present in person or by proxy at fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees on which he served.

     The Executive Committee was established for the purpose of acting in the stead of the entire Board of Directors during the periods between regular Board meetings. The Board has delegated to the Executive Committee the power to act in lieu of and with the powers and privileges granted to the Board, other than the power to declare dividends or issue shares of capital stock of the Company. Fifteen meetings of the Executive Committee were held during the fiscal year ended November 30, 1994.

     The Audit Committee was established for the purpose of inspecting the work and written reports of the Company's internal audit department and reviewing submissions from and making recommendations regarding the independent public accountants for the Company. Four meetings of the Audit Committee were held during the fiscal year ended November 30, 1994.

     The Nominating Committee was established for the purpose of nominating for election directors to be elected by the Company's shareholders. Although the Nominating Committee will consider nominees recommended by shareholders, the Nominating Committee does not have a specific procedure for the consideration of nominees recommended by shareholders. One meeting of the Nominating Committee was held during the fiscal year ended November 30, 1994.

     The Compensation Committee was established for the purpose of making recommendations to the Board of Directors regarding compensation for independent directors and for senior management. Three meetings of the Compensation Committee were held during the fiscal year ended November 30, 1994.

     The Plan Administration Committee was established to administer The 1992 Stock Option Plan, The 1993 Carnival Cruise Lines, Inc. Employee Stock Purchase Plan, The 1993 Carnival Cruise Lines, Inc. Restricted Stock Plan, The 1993 Outside Directors' Stock Option Plan and The 1994 Carnival Cruise Lines Key Management Incentive Plan. One meeting of the Plan Administration Committee was held during the fiscal year ended November 30, 1994.

                       AMENDMENT TO AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

     The Board of Directors has proposed an amendment (the "Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Articles") to permit the Company to sell less than all or substantially all of the assets of the Company without shareholder approval. The text of Clause Seven of the Articles as proposed to be amended is as follows:

          "7. Board of Directors. The Board of Directors shall consist of no less than three nor more than fifteen members. Within said minimum and maximum, the number shall be set forth by resolution of the shareholders or by resolution of the Board of Directors. The meetings of the Board of Directors may take place in the Republic of Panama or in any other country, and any Director may be represented and vote by proxy or proxies at any and all Director's meetings. The Board of Directors shall have absolute control and full direction over the corporation's affairs, being it understood that the Board of Directors shall be empowered to contract loans or financing in general, to issue guarantees in respect of its properties, subsidiaries, its obligations and those of third parties, to mortgage its properties and assets, and to sell less than all or less than substantially all of the assets of the Company without shareholder approval.

     Although the Company and its Panamanian counsel, Tapia, Linares y Alfaro, believe that the Company has the authority to sell less than all or substantially all of its assets without shareholder approval under the current Articles and Panamanian law, the Company and its Panamanian counsel believe that it is prudent to clarify a potential ambiguity under the Panamanian law. Accordingly, the Board believes that it is in the best interests of the Company and its shareholders to adopt the Amendment.

     Adoption of the Amendment requires the approval of the majority of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT BY THE SHAREHOLDERS.

                       AMENDMENTS TO THE CARNIVAL CRUISE
                          LINES 1992 STOCK OPTION PLAN

     The Board of Directors of the Company adopted on January 20, 1992, the Carnival Cruise Lines, Inc. 1992 Stock Option Plan (the "1992 Plan"). The Board of Directors recommended that the 1992 Plan be submitted for approval by the shareholders of the Company to qualify the options granted under the 1992 Plan as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, such shareholder approval was obtained to meet the requirements of Rule 16b-3 promulgated under the Exchange Act to exempt grants of options under the 1992 Plan from the liability provisions of Section 16 of the Exchange Act.

  Proposed Amendments

     The Plan Administration Committee has approved, subject to the approval of the stockholders of the Company, amendments (the "Amendments") to the 1992 Plan
(i) to increase the maximum number of shares that may be made subject to options under the 1992 Plan from 1,500,000 to 4,000,000, (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual in any calendar year during the term of the 1992 Plan cannot exceed 1,000,000 shares of Class A Common Stock and (iii) to modify the class of persons who may serve on the Plan Administration Committee.

     Since less than 400,000 shares of Class A Common Stock were available under the 1992 Plan as of January 31, 1995, the increase in the maximum number of shares that may be made subject to options is necessary to permit continuation of the 1992 Stock Option Plan and to accommodate the likely future issuance of options to acquire 1,400,000 shares of Class A Common Stock to two executive officers of the Company. The 1992 Plan as previously approved by stockholders does not limit the maximum number of shares of Common Stock with respect to which options may be granted to any individual during the term of the plan. The proposed amendment to limit the number of shares that may be granted to any individual is intended to attempt to qualify the compensation attributable to stock option grants under the 1992 Plan for an exclusion from the deduction limitation of Section 162(m) of the Internal Revenue Code. Similarly, the Plan is being amended to provide that it is intended that persons who serve on the Plan Administration Committee will be "outside directors" within the meaning of Internal Revenue Code Section 162(m) to the extent necessary to comply with such Section and to clarify that the failure of any member to qualify as an "outside director" or a "disinterested person" will not affect the validity of an award granted under the Plan. In addition, in order to attempt to qualify the amended 1992 Plan for this exclusion, the Company is disclosing the material terms of the 1992 Plan to stockholders and seeking their approval. See "Tax Effects of Plan Participation" below.

     The principal provisions of the 1992 Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the amended and restated 1992 Plan. All defined terms used below have the meaning set forth in the 1992 Plan, unless otherwise indicated.

  Description of the 1992 Plan

     The purpose of the 1992 Plan is to create an employment incentive by providing an opportunity to selected employees who are important to the success and growth of the business of the Company and its subsidiaries to own shares of Class A Common Stock. The maximum number of shares of Class A Common Stock that may currently be made subject to options granted under the 1992 Plan is 1,500,000. The 1992 Plan provides that options may be granted to key employees of the Company and its subsidiaries, including officers and directors, regardless of whether such employees otherwise hold or have held options or similar awards under the 1992 Plan or under any other plan. Although approximately 15,000 employees of the Company and its subsidiaries are eligible to participate in the 1992 Plan, options historically have been granted solely to management level employees. As of January 31, 1995, 1,102,400 options had been granted under the 1992 Plan.

     The 1992 Plan is administered by the Plan Administration Committee to be comprised solely of two or more members of the Board of Directors of the Company, each of whom, to the extent necessary to comply with the requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, is intended to be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Internal Revenue Code
Section 162(m). The Committee is currently comprised of two outside members of the Board of Directors of the Company, Messrs. Sherwood Weiser and Uzi Zucker (the "Committee"). The Committee may issue incentive stock options within the meaning of Section 422(b) of the Code ("Incentive Options"), or options that do not qualify as Incentive Options ("Nonqualified Options"). In addition, the Committee has the discretion to determine the employees to whom options are to be granted, the number of shares to be covered by each option and the option price. Nonqualified Options may be issued at any option price determined by the Committee. The option price for Incentive Options is to be no less than the "fair market value" of the Class A Common Stock, which shall be the average of the high and low sales prices of a share of Class A Common Stock on the New York Stock Exchange Composite Tape on the date the option is granted. The "fair market value" of the Class A Common Stock on January 31, 1995, was $21 per share. Options become exercisable as provided by the Committee, but options also become exercisable in full upon the death or disability of the employee and shall become null and void upon the occurrence of certain conditions, including:
(a) the expiration of 10 years after the date of grant; (b) the expiration of one year after termination of employment by death or disability; (c) immediately upon termination for cause; or (d) the expiration of three months after termination for reasons other than death, disability, or cause.

     Options granted under the 1992 Plan may be exercised upon (a) delivery by the optionee of written notice of exercise, (b) tender of full payment in cash, by check or money order or, with the Committee's consent, Class A Common Stock and (c) compliance with such other conditions as the Committee may establish. The 1992 Plan makes no provision for the payment of consideration upon the granting or extension of options thereunder.

     The 1992 Plan provides that it will terminate, unless earlier terminated as provided therein, on January 20, 2002. The 1992 Plan provides that it may be amended or terminated at any time by the Board of Directors of the Company; provided that any such amendments shall be in compliance with applicable laws, applicable stock exchange listing requirements and applicable requirements for exemption (to the extent necessary) under Rule 16b-3. In addition, no such amendments or termination without the consent of an optionee may adversely affect the rights of the optionee with respect to their options.

  Tax Effects of Plan Participation

     The following summary generally describes the principal federal (and not state and local) income tax consequences of options granted under the 1992 Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and the regulations thereunder relating to these matters ("Treasury Regulations") are complicated and their impact in any one case may depend upon the particular circumstances. Each holder of an option under the 1992 Plan should consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the 1992 Plan. This discussion is based on the Code as currently in effect.

     If an option is granted to an employee in accordance with the terms of the 1992 Plan, no income will be recognized by such employee at the time the option is granted. Different rules may apply in the event that the exercise price of the option is substantially lower than the fair market value of the shares of the Class A Common Stock at the time that the option is granted.

     Generally, on exercise of a nonqualified option, the amount by which the fair market value of the shares of the Class A Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the employee as ordinary income. The disposition of shares acquired upon exercise of a nonqualified option under the 1992 Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the nonqualified option.

     Section 16(b) of the Exchange Act generally prohibits executive officers, directors and 10-percent shareholders of the Company from both buying and selling the Company's Class A Common Stock within a six month period. In the case of employees who are subject to these rules, generally, unless the employee elects otherwise, the relevant date for measuring the amount of ordinary income to be recognized upon the exercise of the nonqualified option will be the later of (i) the date the six-month period following the date of grant lapses and (ii) the date of exercise of the nonqualified option.

     Generally, on exercise of an incentive option, an employee will not recognize any income and neither the Company nor any of its subsidiaries will be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of Class A Common Stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income and the employee may be subject to the alternative minimum tax. The disposition of shares acquired upon exercise of an incentive option under the 1992 Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of shares of Class A Common Stock acquired upon exercise of an incentive option within two years after the date of grant or within one year after the date of exercise (as "disqualifying disposition"), the employee will recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the incentive option will ordinarily constitute capital gain. In the case of an employee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the employee's ordinary income will normally be the later of
(i) the date of the six-month period after the date of grant lapses or (ii) the date of exercise of the incentive option.

     If an option is exercised through the use of Class A Common Stock previously owned by the employee, such exercise (i) will generally have the same tax consequences as if the option had been exercised with cash and (ii) generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. Upon such exercise, shares received by the Optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. However, if the previously owned shares were acquired on the exercise of an incentive option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an incentive option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying incentive option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a nonqualified option.

     The traditional tax advantages of incentive options have been eroded by amendments to the tax law reducing the tax rate differential between capital gains and ordinary income. Nonetheless, incentive options retain the potential for tax deferral upon exercise.

     Approval of the Amendments to the 1992 Plan requires the approval of the majority of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1992 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                            LONG TERM COMPENSATION           AWARDS
                                                          --------------------------    ----------------
                                                                          NUMBER OF
                                                                          SECURITIES
                            ANNUAL COMPENSATION(1)         RESTRICTED     UNDERLYING          ALL
 NAME AND PRINCIPAL     ------------------------------       STOCK         OPTIONS/          OTHER
      POSITION          YEAR    SALARY($)    BONUS($)     AWARDS($)(2)    SARS(#)(2)    COMPENSATION($)
- ---------------------   ----    --------    ----------    ------------    ----------    ----------------
M. Micky Arison......   1994     176,000       735,000              --           --              --
  Chairman and CEO      1993     175,000       520,000              --           --              --
                        1992     175,000       520,000              --           --              --
Robert H.               1994     182,000       556,000(4)       53,825(4)        --              --
  Dickinson..........   1993     179,000       466,000              --           --              --
  President of CCL      1992     175,000       468,000              --           --              --
  and Director
Howard S. Frank......   1994     183,000       445,000         899,875(6)        --              --
  Vice Chairman, CFO    1993     182,000       295,000       1,625,000(6)        --              --
  and Director(5)       1992     168,000       269,000              --           --              --
A. Kirk Lanterman....   1994     214,000       821,000(7)           --           --          18,000(8)
  Pres. and CEO of      1993     214,000       911,000(7)           --           --          20,000(8)
  HAL-Westours, Inc.    1992     214,000       611,000(7)           --           --          20,000(8)
  and Director
Meshulam Zonis.......   1994     180,000       349,000(4)       18,448(4)        --              --
  Sr. VP Oper. and      1993     185,000       280,000              --           --              --
  Director              1992     184,000       270,000              --           --              --

- ---------------

(1) Personal benefits for each executive officer named in the table did not exceed $50,000 or 10% of such executive officer's total annual salary and bonus for the fiscal years ended November 30, 1994, 1993 and 1992 respectively.

(2) As of November 30, 1994, Messrs. Arison, Dickinson, Frank, Lanterman and Zonis beneficially owned 3,251,354 shares, 347,146 shares, 165,808 shares, 157,340 shares and 258,975 shares of restricted Class A Common Stock, respectively. At November 30, 1994, based on the closing price of the Class A Common Stock on such date, such restricted shares of Class A Common Stock beneficially owned by Messrs. Arison, Dickinson, Frank, Lanterman and Zonis had a value of $70,310,530, $7,507,032, $3,585,598 $3,402,478 and
     $5,600,334, respectively. The restricted shares of Class A Common Stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of Class A Common Stock. As of November 30, 1994, Micky Arison beneficially owned 54,957,142 shares of Class B Common Stock. The Class B Common Stock is not publicly traded.
(3) In April 1994, the Company granted (i) to Micky Arison, the Chairman of the Board of Directors and the Chief Executive Officer of the Company, an option to purchase 1,000,000 shares of Class A Common Stock (the "Arison Options") and (ii) to Howard Frank, the Vice Chairman, Chief Financial Officer and a director of the Company, an option to acquire 400,000 shares of Class A Common Stock (the "Frank Option"). The Arison Option and the Frank Option were each exercisable at a price of $22.50 per share of Class A Common Stock, In February 1995, both the Arison Stock Option and the Frank Stock Option were cancelled. Upon shareholder approval of the proposed amendments to the Carnival Cruise Lines 1992 Stock Option Plan discussed elsewhere in this Proxy, it is likely that the Company will issue replacement options to Messrs. Arison and Frank at an exercise price per share equal to the higher of (i) $22.50 or (ii) the fair market value of the Class A Common Stock on the date of grant.
(4) Represents payments to Mr. Dickinson and Mr. Zonis pursuant to the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan") which allows key management employees of Carnival Cruise Lines to participate in an incentive award pool for fiscal 1994 of two percent of (i) the consolidated net income of Carnival Cruise Lines ("CCL Net Income") for the fiscal year ended November 30, 1994, minus (ii) CCL's Net Income for the fiscal year ended November 30, 1993. A portion of the annual bonus payable pursuant to the CCL Plan is payable in shares of the Company's Class A Common Stock.
(5) In 1989, Mr. Frank entered into a five-year employment agreement with the Company. The employment agreement also provided for a minimum annual salary and bonus which, for fiscal 1994, 1993 and 1992, respectively, are included in the Summary Compensation Table. The employment agreement expired in 1994.
(6) Represents the value, based on the closing market price of the Class A Common Stock on the New York Stock Exchange on the dates of grant, of 46,000 shares and 100,000 shares of Class A Common Stock issued to Mr. Frank pursuant to the 1993 Carnival Cruise Lines Restricted Stock Plan in 1994 and 1993 respectively. Such shares vest at the rate of twenty percent per year. The restricted shares of Class A Common Stock held by Mr. Frank have the same rights with respect to dividends and other distributions as all other outstanding shares of Class A Common Stock.
(7) Represent payments to Mr. Lanterman pursuant to the Holland America Lines, Inc.-Westours, Inc. ("HALW") 1990-1993 Key Management Incentive Plan (the "HALW Plan") which allows key management employees of HALW to participate in an incentive award pool for fiscal 1994 of 3.2% of the consolidated net income of HAL Antillen, N.V. Pursuant to the HALW Plan, cash incentive awards due to Mr. Lanterman for years prior to fiscal 1994 were reduced by an agreed upon value ($2,000,000) of Class A Common Stock issued to Mr. Lanterman pursuant to an expired compensation agreement with a subsidiary of the Company. The HALW Plan has been extended through fiscal 1995.
(8) Represents amounts paid on behalf of Mr. Lanterman pursuant to the Westours Profit Sharing Plan (the "Profit Sharing Plan") and the Westours Employee Savings Plan (the "Savings Plan"). The amounts paid or accrued to Mr. Lanterman under the Profit Sharing Plan in fiscal 1994, 1993 and 1992, were $14,966, $17,104 and $17,104, respectively. The employer contributions made on behalf of Mr. Lanterman under the Savings Plan for fiscal 1994, 1993, and 1992, were $3,080, $2,998 and $2,909, respectively. The Profit Sharing Plan and the Savings Plan are generally available to all employees of Holland America Lines-Westours, Inc.

DEFERRED COMPENSATION AGREEMENTS

     The Company has entered into deferred compensation agreements with three employees, Robert H. Dickinson, Meshulam Zonis and a former executive officer. The agreements provide for the payment of an annual deferred compensation benefit equal to 50% of each employee's annual compensation, payable for 15 years in equal monthly installments after the employee retires. "Compensation" is defined as the average of the employee's annual salary and bonuses, up to a maximum of $400,000 earned during the last five years of employment (highest paid five years of employment for the former executive officer) preceding the employee's retirement or other separation from service. Employees may retire and begin receiving an unreduced benefit anytime if they have reached age 65 and have 10 years of continuous service, as determined by the Company. Assuming average final compensation calculated according to Messrs. Dickinson's and Zonis's annual compensation over the last five years, the estimated annual benefits payable to each of Messrs. Dickinson and Zonis would be $200,000. An employee may retire with benefits prior to age 65 if he is at least age 55, has completed at least 10 years of service, and the Company consents to such retirement. In such event, if the employee elects to have benefits commence prior to age 65, payments are reduced to the present value, using a discount factor of 10% of the full benefit which would have been payable at age 65. An employee may also be entitled to benefits under certain other circumstances specified in the agreements.

     If the employee dies before receiving the entire benefit payable to him, the balance is paid to the employee's beneficiary or estate.

     All amounts are forfeited if the employee engages in any conduct which in the Company's opinion is inimical to the Company's best interests, if the employee's employment is terminated for cause, if the employee engages in competition with the Company, or if the employee fails to assist the Company when asked.

DEFINED BENEFIT PLANS

     The following table sets forth estimated pension benefits payable at age 65 or upon completion of 5 years of plan participation, whichever occurs later (the "Normal Retirement Date"), pursuant to two employee pension plans (qualified and non-qualified) adopted by the Company effective January 1, 1989 (collectively, the "Pension Plan").

     (The Pension Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of .5% for each month that distribution of benefits precedes the participant's Normal Retirement Date.)

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                                   -----------------------------------------------
                  REMUNERATION                       15        20        25        30        35
- -------------------------------------------------  -------   -------   -------   -------   -------
$125,000.........................................  $24,600   $32,800   $41,000   $49,200   $49,200
$150,000 and above...............................  $30,600   $40,800   $51,000   $61,200   $61,200

     A participant's benefits under the Pension Plan are calculated based on an employee's length of service with the Company and the average of the participant's five highest consecutive years of compensation (including base pay, overtime, bonuses and commissions) out of the last ten years of service. Subject to the benefit limitation policy discussed below, the covered compensation with respect to the individuals named in the Summary Compensation Table would include substantially the same types and amounts of annual compensation shown in the Summary Compensation Table.

     The normal form of payment is a straight life annuity with benefits ceasing at the later of the death of the participant or five years from the date of first payment. If the employee is married, pension benefits are presumptively payable on a reduced joint and 50% survivor annuity basis with the employee's spouse as the contingent annuitant. Other forms of distributions are available under the Pension Plan and with benefit payments commencing generally not prior to January 1, 1994. Those options will include a lump sum distribution.

     The Company has adopted a benefit limitation policy for the Pension Plan consistent with Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"). The annual compensation for the fiscal year ended November 30, 1994 covered by the Pension Plan for the individuals named in the Summary Compensation Table, except for A. Kirk Lanterman who is not eligible for participation in the Pension Plan, is limited to $150,000 (as may be indexed) pursuant to Section 401(a)(17) of the Code.

     Pension benefits paid under the Pension Plan will be credited toward amounts payable under the Deferred Compensation Agreements described above. The Pension Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

     As of January 1, 1995, the years of credited service under the Pension Plan for each of the executive officers named in the Summary Compensation Table, except for A. Kirk Lanterman who is not eligible for participation in the Pension Plan, will be as follows: Micky Arison, age 45, with 19 credited years of service; Robert H. Dickinson, age 52, 19 years; Meshulam Zonis, age 61, 19 years; and Howard Frank, age 53, 5 years.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives $25,000 per annum.

     On July 10, 1993, the Board of Directors adopted the 1993 Outside Directors' Stock Option Plan (the "Outside Director Plan") to provide additional compensation to non-employee directors. The Outside Director Plan provides for the granting of options to purchase shares of Class A Common Stock to directors of the Company who are not employees or officers of the Company or any of its subsidiaries.

     Each nonemployee director elected or appointed to the Board of Directors for the first time following the adoption of the Outside Director Plan is granted an option to purchase 10,000 shares of Class A Common Stock. Thereafter, for each five-year period of consecutive service as a nonemployee director, each nonemployee director receives an option to purchase an additional 10,000 shares of Class A Common Stock. The exercise price of each option granted under the Outside Director Plan may not be less than the average of the high and the low sales price of a share of Class A Common Stock on the New York Stock Exchange on the date of grant.

     Options granted under the Outside Director Plan are immediately exercisable for a period of five years from the date of grant. The maximum number of shares of Class A Common Stock which may be made subject to options under the Outside Director Plan is 400,000. The Outside Director Plan is effective for a period of ten years from the date of adoption by the Board of Directors.

     Pursuant to the terms of the Outside Director Plan each nonemployee director serving in such capacity at the time of the adoption of the Outside Director Plan was granted an option to purchase 10,000 shares of Class A Common Stock. In addition, such nonemployee directors received an option to purchase 10,000 shares of Class A Common Stock for each five year period of service as a director of the Company prior to the adoption of the Outside Director Plan (or credit for any such period of prior service of less than five years). Based on the foregoing, Messrs. Ruben, Subotnick, Weiser and Zucker were each granted options to acquire 20,000 shares of Class A Common Stock and Mr. Birnbach, Ambassador Capen and Mr. Maidique received an option to acquire 10,000 shares of Class A Common Stock. The option price of the options issued to Messrs. Ruben, Subotnick, Weiser, Zucker and Birnbach was $19.81 per share of Class A Common Stock, the average of the high and the low sales price of a share of Class A Common Stock on the New York Stock Exchange on the date of grant. The option price of the options issued to Messrs. Capen and Maidique was $22.50 per share of Class A Common Stock, the average of the high and the low sales price of a share of Class A Common Stock on the New York Stock Exchange on the date of grant. As of January 31, 1995, the market value of the 20,000 shares underlying the options granted to each of Messrs. Ruben, Subotnick, Weiser and Zucker was $420,000. The market value on such date of the 10,000 shares of Class A Common Stock underlying the options granted to each of Mr. Birnbach, Ambassador Capen and Mr. Maidique was $210,000.

RETIREMENT AND CONSULTING AGREEMENT

     In 1994, the Company entered into a Retirement and Consulting Agreement (the "Retirement Agreement") with A. Kirk Lanterman, the President and Chief Executive Officer of the Company's wholly-owned subsidiary, Holland America Line-Westours, Inc. The Retirement Agreement provides that the Company will pay to Mr. Lanterman in monthly installments over a ten year period an annual compensation of $300,000 for consulting services beginning upon his retirement from employment with the Company or its subsidiaries. Mr. Lanterman is required to provide up to five hours of consulting services per month during the term of the Retirement Agreement. In the event of Mr. Lanterman's death prior to the expiration of the Retirement Agreement, the unpaid balance of the total compensation payable under the Retirement Agreement must be paid to his estate within thirty days of the date of his death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's fiscal year ended November 30, 1994, Messrs. Sherwood
M. Weiser, Micky Arison and Uzi Zucker served as members of the Compensation Committee of the Board of Directors. Mr. Arison is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Arison and Mr. Frank are directors of CHC International, Inc. As described below, Mr. Weiser is Chairman of the Board of Directors and Chief Executive Officer of CHC International, Inc.

  Mr. Weiser

     Sherwood Weiser is the Chairman of the Board, Chief Executive Officer and President of CHC International, Inc., d/b/a Carnival Hotels and Casinos ("CHC"). CHC was formed in March 1994 by the Company and the principals of The Continental Companies. The Company contributed its interests in (i) Louisiana Casino Cruises, Inc., a riverboat project in Baton Rouge, Louisiana, (ii) a series of joint ventures with The Continental Companies to jointly manage various hotel and casino resorts located in the Caribbean and Latin America (the "Joint Ventures") and (iii) $12.5 million in principal amount of debentures received by the Company from the buyer in connection with the sale of Carnival's Crystal Palace Hotel and Casino, in exchange for 50% of the capital stock of CHC. The principals of The Continental Companies (the "Continental Principals") contributed the hotel management business of The Continental Companies in exchange for the remaining 50% of the capital stock of CHC. Mr. Weiser was the Chairman of the Board and Chief Executive Officer of The Continental Companies as well as one of its principal stockholders.

     In March 1994, the Company and CHC entered into the following agreements:

     - A Trademark License Agreement providing for CHC's use of the "Carnival" trademark so that CHC may do business as "Carnival Hotels & Casinos". In exchange, CHC pays the Company an annual royalty equal to the greater of $100,000 or 1% of the CHC's gross revenues, computed in accordance with the terms of the Trademark License Agreement. The Trademark License Agreement has a term of 20 years.

     - A Loan Agreement ("CHC Revolving Credit Facility") providing for a Company loan to CHC of up to $10 million. On November 30, 1994, the CHC Revolving Credit Facility was terminated in connection with the purchase by the Company of an additional 1,000,000 shares of CHC stock described below.

     - A Casino Consulting Services Agreement with a one-year term pursuant to which CHC provides consulting services to the Company in connection with its shipboard casinos for an annual fee of $200,000. The agreement was terminated effective December 1, 1994 and replaced by a verbal agreement from the Company to pay to CHC a consulting fee of $200 per hour for services rendered.

     Effective November 30, 1994, the Company completed the sale of 429,624 shares of CHC common stock to Sherwood Weiser and 875,276 shares to the other Continental Principals in exchange for $16.3 million of 6% notes receivable (the "TCC Notes"). The TCC Notes contain a put option which may be exercised by the

TCC Principals to require the Company to repurchase the aggregate 1,304,900 shares of CHC capital stock sold to the TCC Principals in exchange for the full principal and interest due under the TCC Notes.

     Effective November 30, 1994, the Company also completed the purchase of an additional 1,000,000 shares of capital stock of CHC for an aggregate purchase price of $12,500,000. The purchase price was payable $2,075,000 in cash, $425,000 in notes payable (with principal payable in four equal annual installments commencing on November 30, 1995) and $10,000,000 in the form of forgiveness of debt owed by CHC to the Company. Concurrently with the share purchase, the Company and CHC entered into a Registration Rights Agreement which provides the Company with the right, subject to certain limitations, to include the 1,000,000 shares acquired on November 30, 1994 in any registration statement filed by CHC before November 30, 1996.

     The foregoing terms of the various transactions involving the Company, the Continental Principals and CHC were the result of arms-length negotiations between the parties.

 Mr. Arison

     Mr. Arison, the Chairman of the Board of Directors and Chief Executive Officer of the Company, is the indirect sole owner of a corporation which leases a plane to the Company under a long-term lease pursuant to which the Company paid rent in a lump sum of $5.5 million in 1987. The amount of the lump sum payment was based on the fair market value and the remaining useful life of the plane at the time, as determined by an independent appraiser. The Company has the option to purchase the plane upon expiration of the lease at its fair market value at the time.

     Mr. Arison is also the indirect majority shareholder of Carnival Air Lines, Inc. ("Carnival Air"), an airline which conducts charter services and scheduled carrier services to Nassau, Puerto Rico and other locations in the Caribbean from several U.S. cities and between various U.S. cities. During fiscal 1994, the Company and its subsidiaries paid approximately $3.5 million to Carnival Air, net of licensing fees. The Company believes that the fees charged by Carnival Air are comparable to those charged by other airlines for comparable services.

  Mr. Zucker

     Mr. Zucker, a director of the Company, is a Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns"). Bear Stearns is one of the investment banking firms serving as an agent of the Company in connection with the Company's ongoing offering of $100,000,000 of Medium Term Notes. Bear Stearns served as an underwriter in the Company's July 1994 public offering of 7.70% Notes Due July 15, 2004. Bear Stearns received approximately $300,000 in underwriting and consulting fees from the Company during fiscal 1994.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

THE COMMITTEES

     The three-member Compensation Committee of the Company's Board of Directors is responsible for annually recommending to the Board of Directors the cash compensation payable to the Company's executive officers. Compensation decisions by the Compensation Committee are submitted to the Board of Directors for approval. The Plan Administration Committee is responsible for the administration of the Company's stock-based incentive plans. The Compensation Committee and the Plan Administration Committee are collectively referred to in this Report as the "Committees".

     The Compensation Committee is comprised of Messrs. Sherwood Weiser and Uzi Zucker, both outside directors of the Company, and Micky Arison, the Chairman and Chief Executive Officer of the Company. Mr. Arison, Ted Arison (his father) and the other Principal Shareholders control 80.1% of the voting power of the Company. Mr. Arison's participation on the Compensation Committee provides the controlling sharehold-ers of the Company the ability to directly oversee and influence the compensation policies of the Company. The Plan Administration Committee is comprised of Messrs. Weiser and Zucker.

COMPENSATION STRUCTURE

     The key components of the compensation of the Company's Chief Executive Officer and the other executives named in the Summary Compensation Table are base salary, annual bonus and stock-based incentives. The objective of the Company is to create a compensation package for executive officers that is competitive with compensation payable by comparable leisure industry companies, as well as to provide both short term rewards and long term incentives for positive individual and corporate performance.

     Based on his subjective determinations, the Chief Executive Officer recommends to the Compensation Committee and the Plan Administration Committee the amount of total compensation payable to the Chief Executive Officer and the other named officers for each fiscal year. The Committees undertake a subjective review of such recommendations in light of the various factors discussed below. Neither the Chief Executive Officer nor the Committees assign relative values to any factors considered in the compensation process or set predetermined performance targets for purposes of the compensation decisions. The compensation recommendations of the Chief Executive Officer have historically been approved by the Committees and the Board of Directors.

     The various components of the Company's executive compensation are discussed below.

  Salaries

     With the exception of Mr. Lanterman who is employed by Holland America
Line -- Westours, Inc. ("HALW"), a subsidiary of the Company, the Chief Executive Officer and the named executive officers receive approximately the same annual base salary. The base salaries, including the base salary of the Chief Executive Officer of the Company, are deliberately set at a level the Company believes to be below salaries paid to executive officers of companies of comparable size. The objective of the Company is to emphasize the variable annual bonus as the most important cash compensation feature of executive compensation. The base salary is reviewed annually primarily for cost-of-living increases. Mr. Frank's salary was paid pursuant to the terms of an employment contract entered into with the Company in 1989 that expired in 1994. See "Employment Contract." The base salary of the Chief Executive Officer has not been significantly adjusted during the past three fiscal years.

  Bonuses

     The primary cash-based component of the Company's executive compensation is the annual bonus. The emphasis on the annual discretionary bonus allows the Company greater flexibility in rewarding favorable individual and corporate performance than possible under a salary-oriented structure. Although there is no specific relationship between the bonus recommendations of the Chief Executive Officer and the performance of the Company for the 1994 fiscal year, the Compensation Committee considered generally in reviewing such recommendations the 20% increase in the Company's earnings per share (based on continuing operations) for fiscal 1994 and the shareholder return reflected in the Performance Graph appearing elsewhere in this Proxy Statement.

     Mr. Lanterman's cash bonus is based on the financial performance of HALW, and is calculated pursuant to the terms of the HALW Key Management Incentive Plan. See footnote 7 to the Summary Compensation Table. Cash bonuses to named officers employed by the Carnival Cruise Lines division of the Company were determined pursuant to the terms of the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan"). A portion of the annual bonus payable pursuant to the CCL Plan is payable in shares of the Company's Class A Common Stock. See footnote 4 to the Summary Compensation Table.

  Stock-Based Incentives

     The third component of the Company's executive compensation is comprised of stock-based incentive plans. The Plan Administration Committee considers the current year's vesting of previously issued shares under the 1987 and 1993 Carnival Cruise Lines, Inc. Restricted Stock Plans, respectively, and other stock grants or awards in evaluating the executive compensation recommendations of the Chief Executive Officer. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives which appreciate in value with the continued favorable future performance of the Company. A portion of the annual bonuses payable pursuant to the CCL Plan is payable in shares of the Company's Class A Common Stock. See Footnotes 4 and 6 to the Summary Compensation Table.

  Other Compensation

     The Company in the past has entered into various compensation-related agreements with individual officers. Such plans include employment agreements and deferred compensation arrangements. The Committees and the Board will consider such arrangements in the future in connection with circumstances which warrant an individualized compensation arrangement.

     The Company's executive officers also participate in the Company's non-qualified pension plan.

                   Micky Arison, Sherwood Weiser, Uzi Zucker

PERFORMANCE GRAPH

     The following graph compares the Price Performance of $100 if invested in the Company's Class A Common Stock with the Price Performance of $100 if invested in each of the New York Stock Exchange Market Value Index and the Dow Jones Industry Group REQ (Other recreational products/services). The Performance Graph does not contain comparisons with a cruise line industry index or other cruise lines because the great majority of other companies engaged in the cruise business are privately-held companies. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in the Company's Class A Common Stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming the Company's dividends are reinvested on an annual basis, times the market price of the shares at the end of each fiscal year.


                                    (Graph)

                                                                   Dow Jones
      Measurement Period         Carnival Cor-    NYSE Market      Industry
    (Fiscal Year Covered)          poration          Index        Group/REO.
1989                                       100             100             100
1990                                        69              96              86
1991                                       124             116             102
1992                                       176             133             136
1993                                       267             149             161
1994                                       243             152             159

           TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH THE COMPANY

     TRANSACTIONS WITH TED ARISON. In November 1990, subsequent to his resignation as Chairman of the Board, Ted Arison and the Company entered into a consulting agreement (the "Consulting Agreement") whereby Ted Arison agreed to act as a consultant to the Company with respect to the construction of cruise ships. In July 1992, the Consulting Agreement was replaced by a new consulting agreement (the "New Consulting Agreement") between the Company and Arison Investments Ltd. ("AIL"), a corporation affiliated with Ted Arison. The New Consulting Agreement has a term ending November 25, 1996. Under the New Consulting Agreement, the Company has agreed to pay AIL $500,000 per year and to reimburse it for all customary and usual expenses. The New Consulting Agreement also has a non-competition clause under which AIL has agreed that during the term of the New Consulting Agreement it will not, and will cause its affiliate not to compete in any way with the Company. In fiscal 1994, $500,000 in fees and reimbursements were paid to AIL under the New Consulting Agreement. In connection with the performance of his consulting services, Mr. Arison periodically utilizes an airplane leased by the Company. Mr. Arison reimburses the Company for his personal use of the airplane. In 1994, Mr. Arison paid the Company $396,720 for the personal use of the airplane.

     Under a registration rights agreement (the "Arison Registration Rights Agreement"), the Company has granted certain registration rights to Ted Arison with respect to the shares of Class A Common Stock beneficially owned by Ted Arison (the "Arison Shares") in consideration for $10,000 to be paid to the Company by Ted Arison thereunder. If, at any time, Ted Arison makes a written demand for the registration of any number of the Arison Shares, subject to a minimum amount of 500,000 shares, the Company will within 90 days prepare and file with the SEC a registration statement, subject to certain limitations. In addition, if the Company determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan or in connection with a business combination) relating to its Common Stock or any class of securities convertible into Common Stock, Ted Arison may register the Arison Shares pursuant to such registration statement, subject to certain limitations. The Company has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for Ted Arison, selling costs, underwriting discounts and applicable filing fees.

     REGISTRATION RIGHTS. Pursuant to a letter agreement (the "Trust Registration Rights Agreement"), dated July 11, 1989, the Company granted to the Ted Arison Irrevocable Trust (the "Irrevocable Trust") and the Arison Children's Irrevocable Trust (the "Children's Trust", and together with the Irrevocable Trust, the "Trusts") certain registration rights with respect to the 7,138,514 shares of Class A Common Stock held for investment by the Trusts (the "Shares"). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, a director, Chairman of the Board and Chief Executive Officer of the Company and Shari Arison, a former director of the Company. Effective December 26, 1991, the Children's Trust was divided into three separate continued trusts including continued trusts for Micky Arison and Shari Arison.

     The Trust Registration Rights Agreement provides that if, at any time, either of the Trusts makes a written demand for the registration of its Shares, the Company will within 90 days prepare and file with the Securities and Exchange Commission a registration statement, subject to certain limitations. The Company is not required to effect any demand registration pursuant to the Trust Registration Rights Agreement unless all of the Shares owned by either of the Trusts are included in the demand for registration. In addition, if the Company determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan, or in connection with a business combination) relating to this Common Stock or any class of securities convertible into its Common Stock, either of the Trusts may register its Shares pursuant to such registration statement, subject to certain limitations. The Company has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, underwriting discounts and applicable filing fees.

     TRANSACTIONS WITH CRUISE SPECIALISTS. Janet Olczak, the wife of A. Kirk Lanterman, an executive officer and director of the Company, is the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Olczak's ownership interest in Cruise Specialists is her separate property and, accordingly, Mr. Lanterman does not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including the Company, under arrangements that are common throughout the travel industry whereby Cruise Specialists receives a commission based on sales generated. In fiscal 1994, Cruise Specialists generated approximately $6 million of gross revenues (before commission) for the Company. In connection with such revenues, Cruise Specialists received commissions of approximately $1 million. The Company believes that the commissions paid to Cruise Specialists are comparable to those paid to other travel agents for comparable services.

     LOAN TO ROBERT DICKINSON. On December 30, 1994, the Company loaned Robert Dickinson, President of the Carnival Cruise Lines division of the Company and a director, the sum of $560,000. The loan bears interest at the rate of 6.55% per annum and is evidenced by a promissory note which is due and payable on demand.

     TRANSACTIONS WITH TRUSTEES. The trustee of the B Trust is JMD Delaware, Inc., a Delaware corporation wholly-owned by James M. Dubin. Mr. Dubin is a partner in the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which firm serves as counsel to the Company and Micky Arison.

     Andrew Weinstein is the sole shareholder of TAF Management Company, A.H.W. Limited and Kentish Limited, which act either as trustee or protector of certain Arison family trusts. Mr. Weinstein is a partner in the law firm of Holland & Knight, which firm serves as counsel to the Company and Ted Arison.

     OTHER TRANSACTIONS. Certain transactions involving Micky Arison, Sherwood Weiser and Uzi Zucker are described in "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation."

     TRANSACTIONS WITH AFFILIATED ENTITIES. The Company has adopted a policy of dealing with affiliated entities on an arms-length basis and it may not engage in business transactions with any affiliate on terms and conditions less favorable to the Company than terms and conditions available at the time for comparable transactions with unaffiliated persons.

                             SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse as independent accountants of the Company for the fiscal year ending November 30, 1995, subject to approval of the shareholders. A representative of such firm will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions which the shareholders might have. The Company knows of no direct or material indirect financial interests or relationships that the members of such firm have with the Company.

     Although ratification by the shareholders of the appointment of independent accountants is not legally required, the Board of Directors believes that such action is desirable.

     Ratification of the selection of Price Waterhouse as independent auditors for the 1995 fiscal year requires the approval of the majority of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS FOR THE 1995 FISCAL YEAR.

                                 ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the fiscal year ended November 30, 1994, is being forwarded to each shareholder with this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Secretary of the Company prior to November 15, 1995 for inclusion in the Proxy Statement for the next Annual Meeting of Shareholders.

                                          Alan R. Twaits
                                          Secretary

Dated: March   , 1995

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED NOVEMBER 30, 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ALAN R. TWAITS, CORPORATE SECRETARY, CARNIVAL CORPORATION 3655 NW 87 AVENUE, MIAMI, FLORIDA 33178-2428.

                                                                     APPENDIX A

                              CARNIVAL CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 1995

    The undersigned hereby appoints Micky Arison and Alan R. Twaits and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Class A Common Stock of Carnival Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

    A VOTE FOR PROPOSALS 1, 2, 3, AND 4 IS RECOMMENDED BY THE BOARD OF
DIRECTORS.

    1. Election as Director.

       / / FOR each nominee listed below                      / / WITHHOLD AUTHORITY to vote
         (except as marked to the contrary below)               for the nominee listed below

        William S. Ruben, Stuart Subotnick, Sherwood M. Weiser, Uzi Zucker

    (INSTRUCTION: TO WITHHOLD authority to vote for any individual nominee, write that nominee's name on the line below).

- --------------------------------------------------------------------------------

    2. Approval of amendment to Clause 7 of the Articles of Incorporation.

          (check one box)      / / FOR      / / AGAINST      / / ABSTAIN

    3. Approval of the amendments to the 1992 Stock Option Plan.

          (check one box)      / / FOR      / / AGAINST      / / ABSTAIN

    4. Approval of Auditors.

          (check one box)      / / FOR      / / AGAINST      / / ABSTAIN
                                                     (Continued on reverse side)

                              CARNIVAL CORPORATION

    5. In their discretion, the proxies are authorized to vote upon such other business as may come before the Annual Meeting, or any adjournment(s) thereof.
    I will be attending the annual meeting / /  PRINT NAME
                                                          ----------------------

    PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

    The shares represented by this proxy will be voted as specified herein, If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1, 2, 3 and 4.
                                                 Dated:                   , 1995
                                                       -------------------
                                                 Signature
                                                           ---------------------
                                                 Signature
                                                           ---------------------

                                                 (Please sign exactly as name
                                                 appears to the left.)

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THE PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE.